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                                                                   EXHIBIT 5.1


                         [HALE AND DORR LLP LETTERHEAD]



                                        July 13, 2001



FiberMark, Inc.
161 Wellington Road
Brattleboro, Vermont 05302


      Re:     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $230,000,000 original principal amount of 10 3/4% Senior Notes Due 2011 (the "New Notes"), of FiberMark, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by FiberMark Durable Specialities, Inc., a Delaware corporation ("FDS"), FiberMark Filter and Technical Products, Inc., a Delaware corporation ("FFTP"), FiberMark Office Products, LLC, a Vermont limited liability company ("FOP"), and FiberMark DSI, Inc., a New York corporation ("DSI", and collectively with FDS, FFTP and FOP, the "Guarantors").

      The Securities are to be issued by the Company in an exchange offer (the "Exchange Offer") for a like original principal amount of 10 3/4% Senior Notes Due 2011 currently outstanding (the "Old Notes") in accordance with the terms of a Registration Rights Agreement, dated as of April 18, 2001 (the "Registration Rights Agreement") relating to the Old Notes, the form of which has been filed as Exhibit 4.11 to the Registration Statement.

      We are acting as counsel for the Company and the Guarantors in connection with the issuance by the Company and the Guarantors of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, dated as of April 18, 2001 among the Company, the Guarantors and Wilmington Trust Company (the "Indenture"), minutes of meetings of the Boards of Directors or members, as the case may be, of each of the Company and the Guarantors, as provided to us by the Company and the Guarantors, the certificates of incorporation and by-laws or other organizational documents, as the case may be, of the Company and the Guarantors, each as restated


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July 13, 2001
Page 2


and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the offer and exchange of the Securities in the Exchange Offer, to register and qualify the Securities for issuance under all applicable state securities or "blue sky" laws.

      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, except that our opinions, insofar as they relate to the enforceability of the New Notes and the Guarantees, are rendered with respect to the state laws of the State of New York. To the extent that the laws of any jurisdiction govern any of the matters set forth herein, we have assumed that the laws of such jurisdiction are identical to those of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that FOP is a Vermont limited liability company.

         Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and general equity principles (including limitations on the enforceability of a penalty) and (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Securities requiring the payment of interest on overdue interest.

         We express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company or the Guarantors, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Securities on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Securities may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

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July 13, 2001
Page 3

      Based upon and subject to the foregoing, we are of the opinion that the New Notes, when executed by the Company, authenticated by the Trustee in the manner provided by the Indenture and issued and delivered against surrender of the Old Notes in accordance with the terms and conditions of the Registration Rights Agreement, the Indenture and the Exchange Offer, will be binding and valid obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, and that the Guarantees, when the New Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Indenture and the Exchange Offer, will be binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their respective terms.

      It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     HALE AND DORR LLP